UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 15, 2009

interCLICK, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34523	01-0692341
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

257 Park Avenue South Suite 602 New York, NY	10010
(Address of principal executive offices)	(Zip Code)

Copies to:

Harvey J. Kesner, Esq. Sichenzia Ross Friedman Ference LLP 61 Broadway Suite 3200 New York, New York 10006 (212) 981-6766	Michael D. Harris, Esq. Harris Cramer LLP 1555 Palm Beach Lakes Boulevard Suite 310 West Palm Beach, Florida 33401 (561) 478-7077

Registrant’s telephone number, including area code: (646) 722-6260

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.            Entry into a Material Definitive Agreement.

On December 15, 2009, interCLICK, Inc. (the “Company”) entered into a Placement Agent Agreement (the “Placement Agent Agreement”) with BMB Holdings, LLLP, Barry Honig and Michael Mathews (collectively, the “Selling Shareholders”), RBC Capital Markets Corporation (“RBC”), as managing placement agent, and Merriman Curhan Ford & Co., as co-placement agent (“MCFC” and, together with RBC, the “Placement Agents”).  Pursuant to the Placement Agent Agreement, the Placement Agents agreed to arrange, on a best efforts basis, for the sale of up to 2,875,000 shares of the Company’s common stock by the Company and up to 1,150,000 shares of the Company’s common stock by the Selling Shareholders in a registered direct public offering.  The Company and the Selling Shareholders agreed to pay the Placement Agents commissions equal to an aggregate of 7% of the gross proceeds received in the offering upon the sale of their respective shares.  The Company also agreed to reimburse the Placement Agents for expenses incurred by them in connection with the offering.

Each Selling Shareholder is, directly or indirectly, an affiliate of the Company.  Michael Brauser, who is Co-Chairman of the Company’s Board of Directors, is the Manager of BMB Holdings, LLC, which is the General Partner of BMB Holdings, LLLP.  Mr. Honig is Co-Chairman of the Company’s Board of Directors.  Mr. Mathews is the Company’s Chief Executive Officer and a director.

From December 15-16, 2009, the Company and the Selling Shareholders entered into several Subscription Agreements (the “Subscription Agreements”), pursuant to which the Company agreed to sell an aggregate of 2,875,000 shares of its common stock, and the Selling Shareholders agreed to sell an aggregate of 1,150,000 shares of the Company’s common stock to certain accredited investors (the “Investors”) at a per share purchase price of $4.50, for aggregate gross proceeds to the Company of approximately $12.9 million and aggregate gross proceeds to the Selling Shareholders of approximately $5.2 million.

On December 2, 2009, the Company entered into a financial advisory agreement (the “Advisory Agreement”) with MDB Capital Group LLC (the “Financial Advisor”), pursuant to which the Financial Advisor agreed to provide the Company with certain advisory services in connection with Company’s registered direct public offering.  Pursuant to the Advisory Agreement, the Company agreed to pay the Financial Advisor a cash fee of 1% of the gross proceeds from the sale of common stock by the Company in the offering.

Pursuant to the Placement Agent Agreement, subject to limited exceptions, for a period of 90 days after December 15, 2009, the Company will not, without the prior written consent of RBC, directly or indirectly, offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of its common stock or any securities convertible into or exercisable or exchangeable for common stock, other than the Company’s sale of the shares of common stock in the registered direct offering and the issuance of restricted common stock or options to acquire common stock pursuant to the Company’s employee benefit plans, qualified stock option plans or other employee compensation plans as in existence on the date of the Placement Agent Agreement and the issuance of common stock pursuant to the valid exercises of options, warrants or rights outstanding on such date.

In connection with the registered direct offering, the Selling Shareholders, the Company’s other executive officers and directors and one additional officer each entered into a lock-up agreement with the Placement Agents (collectively, the “Lock-Up Agreements”), pursuant to which, for a period of 90 days beginning on December 15, 2009, such persons may not offer, sell, pledge or otherwise dispose of the shares of common stock that they beneficially own, including securities that are convertible into shares of common stock and securities that are exchangeable or exercisable for shares of common stock, without the prior written consent of RBC, subject to certain exceptions.

The net proceeds to the Company from the registered direct public offering, after deducting the placement agents’ commissions, the Financial Advisor’s fee in connection with the offering and estimated offering expenses payable by the Company, are expected to be approximately $11.6 million.  Immediately after giving effect to the offering, the Company will have 23,595,207 shares of common stock outstanding.  The Company currently intends to use the net proceeds from the offering for general corporate purposes and working capital requirements. The Company will not receive any of the net proceeds from sales by the Selling Shareholders.

The offering is being made pursuant to a Prospectus Supplement dated December 15, 2009 and an accompanying base prospectus, pursuant to the Company’s existing shelf registration statement on Form S-3 (File No. 333-163159) which was initially filed with the Securities and Exchange Commission (the “Commission”) on November 17, 2009 and declared effective by the Commission on November 30, 2009.

The foregoing descriptions of the Placement Agent Agreement, the Subscription Agreements, the Advisory Agreement and the Lock-Up Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the forms of agreements, which are attached to this report as Exhibits 1.1, 10.1, 10.2 and 10.3, respectively, and incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On December 18, 2009, the Company issued a press release announcing that it had closed the offering.  A copy of the press release is furnished as Exhibit 99.1 to this report on Form 8-K.  The information set forth in this Item 7.01 and the attached Exhibit 99.1 is furnished to, but shall not be deemed “filed” with, the Commission for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Placement Agent Agreement among the Company, the Selling Shareholders identified therein, RBC Capital Markets Corporation and Merriman Curhan Ford & Co., dated December 15, 2009.

10.1	Form of Subscription Agreement.

10.2	Financial Advisory Agreement, dated December 2, 2009, between MDB Capital Group LLC and interCLICK, Inc.

10.3	Form of Lock-Up Agreement (Included in Exhibit 1.1 above).

99.1	Press Release, dated December 18, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 18, 2009

interCLICK, Inc.

By:	/s/ Michael Mathews
Michael Mathews
Chief Executive Officer

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